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                                                                   EXHIBIT 99.02

         FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               THE ST. JOE COMPANY

         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 7, 2003 (this "Amendment"), is made among THE ST. JOE COMPANY, a Florida corporation with its principal offices in Jacksonville, Florida (the "Borrower"), the undersigned financial institutions party to the Credit Agreement (as hereinafter defined) in their capacities as Lenders (each, a "Lender," and collectively, the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) as administrative agent for the Lenders under the Credit Agreement (in such capacity, the "Agent").

                                    RECITALS

         A. The Borrower, the Lenders, the Agent, and certain other named agents have entered into the Second Amended and Restated Credit Agreement dated as of February 7, 2002 (together with all amendments and modifications, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         B. The Borrower has requested that certain provisions of the Credit Agreement be amended to (i) extend the stated Maturity Date by one year to March 30, 2005, and (ii) revise certain of the negative covenants.

         C. The Lenders and the Agent have agreed to amend the Credit Agreement as requested by the Borrower and to effect such agreement the Borrower, the Lenders, and the Agent have entered into this Amendment.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, and the Agent hereby agree as follows:

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                                   ARTICLE 1

                                   AMENDMENTS

         1.1 AMENDMENT TO SECTION 1.1 (DEFINITIONS). Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Maturity Date" in its entirety and replacing it as follows:

                  "`Maturity Date' shall mean March 30, 2005; provided, however, that the Maturity Date may be extended for additional one-year periods if (i) the Agent receives a request for such extension at least fourteen (14) months prior to the stated Maturity Date then in effect and (ii) one hundred percent (100%) of the Lenders (including any replacement Lenders acceptable to Borrower and Agent) approve such extension within one (1) year prior to the Maturity Date in effect at such time."

         1.2 AMENDMENT TO SECTION 8.4 (DISPOSITION OF ASSETS). Section 8.4 of the Credit Agreement is hereby amended by deleting clause (vi) in its entirety and replacing it as follows:

                  "(vi) the sale or disposition by the Borrower and the Subsidiary Guarantors of up to 500,000 acres of timberlands in the aggregate during the period from and including March 30, 2000 through the Termination Date;"

         1.3 AMENDMENT TO SECTION 8.6 (RESTRICTED PAYMENTS). Section 8.6 of the Credit Agreement is hereby amended by deleting clause (iii) in its entirety and replacing it as follows:

                  "(iii) the Borrower may make repurchases of its outstanding common stock in an aggregate amount not to exceed $370,000,000 during the period from and including January 1, 2003 through the Termination Date; provided that any such repurchases funded from the proceeds of bulk timberland sales shall not exceed the amount of net proceeds of such sales after giving effect to all current and deferred taxes;"

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants that:

         2.1 COMPLIANCE WITH CREDIT AGREEMENT. The Borrower and its Subsidiaries are in compliance with all terms and provisions set forth in the Credit Agreement to be observed or performed by them.


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         2.2      REPRESENTATIONS IN CREDIT AGREEMENT. The representations and warranties of the Borrower set forth in the Credit Agreement, except for those relating to a specific date other than the date hereof, are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

         2.3 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         2.4 CONTINUING GUARANTY. All Obligations will continue to be guaranteed under the Subsidiary Guaranty, and nothing herein will affect the validity or enforceability of the Subsidiary Guaranty.

                                   ARTICLE 3

                        MODIFICATION OF CREDIT DOCUMENTS

         Any reference to the Credit Agreement in any of the other Credit Documents shall mean, unless otherwise specifically provided, the Credit Agreement as amended and supplemented by this Amendment, and as the Credit Agreement is further amended, restated, supplemented or modified from time to time and any substitute or replacement therefor or renewals thereof.

                                   ARTICLE 4

                                    GENERAL

         4.1 FULL FORCE AND EFFECT. The Credit Agreement shall continue in full force and effect in accordance with the provisions thereof, and no change or modification in any of the terms thereof except as specifically set forth herein has been effected.

         4.2 APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

         4.3 COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         4.4 FEES, EXPENSES AND INDEMNITY. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys' fees. The provisions of Section 10.7 of the Credit Agreement shall apply fully to this Amendment.

         4.5 FURTHER ASSURANCE. The Borrower shall execute and deliver to the Lenders such documents, certificates and opinions as the Lenders may reasonably request to effect the amendment contemplated by this Amendment.


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         4.6      HEADINGS. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

         4.7 EFFECTIVENESS. This Amendment shall be effective upon execution hereof by the Borrower, the Agent and the Required Lenders.

                      [Signatures begin on following page.]


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         IN WITNESS WHEREOF, the Borrower, the Lenders, and the Agent have executed this Amendment as of the date first written above.

                                    THE ST. JOE COMPANY



                                    By: /s/ Stephen W. Solomon
                                       ---------------------------------------
                                       Title: Vice President
                                             ---------------------------------
                                       Name:  Stephen W. Solomon
                                            ----------------------------------

                                    WACHOVIA BANK, NATIONAL
                                    ASSOCIATION (FORMERLY KNOWN AS FIRST UNION
                                    NATIONAL BANK), AS AGENT AND A LENDER



                                    By: /s/ Lorraine M. Cross
                                       ---------------------------------------
                                       Title: Senior Vice President
                                             ---------------------------------
                                       Name:  Lorraine M. Cross
                                            ----------------------------------

                                    BANK OF AMERICA, N.A., A NATIONAL BANKING
                                    ASSOCIATION



                                    By: /s/ Charles S. Flint
                                       ---------------------------------------
                                       Title: Senior Vice President
                                             ---------------------------------
                                       Name:  Charles S. Flint
                                            ----------------------------------

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION



                                    By: /s/ Edwin S. Poole
                                       ---------------------------------------
                                       Title: Vice President
                                             ---------------------------------
                                       Name:  Edwin S. Poole, III
                                            ----------------------------------

                    [Signatures continue on following page.]


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                                    SUNTRUST BANK



                                    By: /s/ Karen C. Copeland
                                       ---------------------------------------
                                       Title: Vice President
                                             ---------------------------------
                                       Name:  Karen C. Copeland
                                            ----------------------------------

                                    REGIONS BANK



                                    By: /s/ Patrick E. Hicks
                                       ---------------------------------------
                                       Title: Group Credit Manager
                                             ---------------------------------
                                       Name:  Patrick E. Hicks
                                            ----------------------------------

                                    COMPASS BANK



                                    By: /s/ C. French Yarbrough
                                       ---------------------------------------
                                       Title: Senior Vice President
                                             ---------------------------------
                                       Name:  C. French Yarbrough
                                            ----------------------------------

                                    COMERICA BANK,
                                    A MICHIGAN BANKING CORPORATION



                                    By: /s/ George W. Jennings
                                       ---------------------------------------
                                       Title: First Vice President
                                             ---------------------------------
                                       Name:  George W. Jennings
                                            ----------------------------------


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